UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
 FORM 8-K
___________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021

___________________________________________________
Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
___________________________________________________

Maryland	333-254931	82-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On May 25, 2021, Cortona Residences Owner, LLC, a Delaware limited liability company (the “Borrower”), an indirect wholly-owned subsidiary of Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Company”), entered into a seven-year $45 million mortgage loan (the “Loan”) with MetLife Real Estate Lending LLC, a Delaware limited liability company, as lender (the “Lender”). The Loan is secured by a first mortgage lien on the Borrower’s multifamily property in St. Louis, Missouri, and its related rents, equipment, fixtures, personal property and other assets. The Loan is evidenced by a loan agreement between the Borrower and the Lender (the “Loan Agreement”), a promissory note in the amount of $45.0 million (the “Note”) and other customary loan documents for a mortgage financing of this type.

The Loan has a floating per annum interest rate equal to the greater of (a) 2.65% or (b) the sum of (1) 2.40% plus (2) the one-month London interbank offered rate, determined monthly, and a maturity date of June 1, 2028 (the “Maturity Date”). The Borrower shall make interest only payments during the term of the Loan until the Maturity Date, at which time the principal amount of the Loan and any other outstanding obligations must be paid. Beginning December 1, 2022, the Borrower may, at its option, prepay the Loan in whole or in part, subject to an additional prepayment fee ranging between 0% and 1% of the amount of principal being prepaid, depending upon the date of prepayment.

The Loan provides for various customary events of default which could result in an acceleration of all amounts payable thereunder. The Loan Agreement and related documents contain representations, warranties, covenants, and conditions customary for single-property mortgage financings of this type.

The summaries of the Loan and Loan Agreement set forth above do not purport to be a complete summary of the terms thereof and are qualified in their entirety by reference to the Loan Agreement and Promissory Note, copies of which are filed herewith and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Loan Agreement, dated May 25, 2021, by and between Cortona Residences Owner, LLC and MetLife Real Estate Lending LLC
10.2	Promissory Note, dated May 25, 2021, by and between Cortona Residences Owner, LLC and MetLife Real Estate Lending LLC
†    Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust, Inc.

By: /s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: June 1, 2021